Exhibit 99.1

LITHIA REPORTS RECORD THIRD QUARTER RESULTS

_____________________________________________________

DECLARES DIVIDEND OF $0.25 PER SHARE FOR THIRD QUARTER

Medford, Oregon, October 20, 2016 - Lithia Motors, Inc. (NYSE: LAD) today reported the highest third quarter revenue and earnings per share in company history.

2016 third quarter unadjusted net income was $54.0 million, or $2.14 per diluted share, compared to $43.4 million, or $1.64 per diluted share, for the third quarter of 2015. Adjusted net income for the third quarter of 2016 was $52.0 million, or $2.06 per diluted share, compared to 2015 third quarter adjusted net income of $53.6 million, or $2.03 per diluted share.

As shown in the attached non-GAAP reconciliation tables, the 2016 third quarter adjusted results exclude a non-core benefit of $0.08 related to an equity investment. The 2015 third quarter adjusted results exclude a $0.39 non-core net loss related to an employee transition agreement partially offset by an equity investment.

Third quarter 2016 revenue increased $185.1 million, or 9%, to $2.3 billion from $2.1 billion for the third quarter 2015.

Third Quarter-over-Quarter Operating Highlights:

•	Total same store sales increased 4%
•	New vehicle same store sales increased 1%
•	Used vehicle retail same store sales increased 11%
•	Service, body and parts same store sales increased 10%
•	Same store F&I per unit increased $98 to $1,302
•	SG&A expense as a percentage of gross profit was 67.6%

For the first nine months of 2016, revenues increased 8.8% to $6.4 billion, compared to $5.9 billion in the first nine months of 2015. Unadjusted net income for the first nine months of 2016 was $5.69 per diluted share, compared to $5.10 per diluted share for the similar period in 2015. Adjusted net income per diluted share for the first nine months of 2016 increased 5.5% to $5.57 from $5.28 for the first nine months of 2015.

"Though considerable opportunities remain, we delivered record results in the third quarter," said Bryan DeBoer, President and CEO. "Our store leadership increased revenue in all departments, though selling expense grew slightly. In the moderating new vehicle sales environment, sustaining sales volume and taking market share from our competitors is crucial to future incremental used vehicle and service transactions, and maintains high performance levels for our manufacturer partners to earn continued support for acquisitions. Our entrepreneurial leaders are adjusting to the dynamic marketplace and will seek continued earnings growth in the future."

Corporate Development

Through October of this year, we have completed the acquisition of 14 stores and opened one store: the Carbone Auto Group, a nine store platform based in New York and Vermont; a Subaru store in Riverside, California, a Toyota store in Milford, Massachusetts, a Ford store in Thousand Oaks, California; a Volkswagen store in Freehold, New Jersey, a Ford store in Casper, Wyoming and an Audi store in Calabasas, California.

Mr. DeBoer added, "As we have previously discussed, the benefit of a moderating new vehicle sales environment is the rationalization of acquisition price expectations. We have added over $1.0 billion in estimated annualized revenue so far this year, and are optimistic that a significant number of targets remain available. By seeking stores where opportunities to improve performance are plentiful, we position ourselves to purchase at attractive multiples and generate industry-leading return on investment. Additionally, our low leverage ratio should ensure borrowing capacity to remain acquisitive through the vehicle sales cycle."

Executive Officer Changes

Effective January 1, 2017, Chris Holzshu, Senior Vice President and Chief Financial Officer, will be promoted to Executive Vice President and Chief Human Resources Officer. John North, Vice President, Finance and Chief Accounting Officer, will be promoted to Senior Vice President and Chief Financial Officer.

Commenting on the changes, Mr. DeBoer stated, "Given our ambitious growth objectives, ensuring we maximize employee potential to further improve our performance-based culture is critical to our success. Chris' promotion emphasizes the importance of each and every team member and how accelerating employee development to earn customers for life is vital to our future. As Executive Vice President, Chris will lead our human resource, information technology and store administration teams. Additionally, I am pleased with the success of our leadership development as demonstrated by John's promotion to CFO. Both Chris and John exemplify our core values of continuous improvement and personal ownership. On behalf of the entire organization and our Board of Directors, congratulations."

Balance Sheet Update

We ended the third quarter with $24 million in cash and $122 million in availability under our credit facilities. Additionally, approximately $258 million of our operating real estate is currently unfinanced, which we estimate could provide $193 million in capital, for total potential liquidity of $339 million.

Dividend Payment and Share Repurchase

Our Board of Directors has approved a dividend of $0.25 per share related to third quarter 2016 financial results. We expect to pay the dividend on November 25, 2016 to shareholders of record on November 11, 2016.

In the third quarter 2016, we repurchased 44,250 shares at a weighted average price of $84.12 per share. In the first nine months of 2016, we have deployed $108 million to repurchase 5% of our outstanding float or 1.2 million shares at a weighted average price of $79.05. Approximately $197 million remains available under our existing repurchase authorization.

2016 Outlook

We project 2016 full year earnings of $7.40 to $7.45 per diluted share. This projection is based on the following annual assumptions:

•	Total revenues of $8.5 to $8.6 billion
•	New vehicle same store sales increasing 2.5%
•	New vehicle gross margin of 5.7% to 5.9%
•	Used vehicle same store sales increasing 9.5%
•	Used vehicle gross margin of 11.7% to 11.9%
•	Service body and parts same store sales increasing 8.5%
•	Service body and parts gross margin of 48.2% to 48.4%
•	Finance and insurance gross profit of $1,260 to $1,280 per unit
•	Tax rate of 39.5%
•	Average diluted shares outstanding of 25.5 million

2017 Earnings Guidance

We project 2017 full year earnings of $8.00 to $8.30 per diluted share. This projection is based on the following annual assumptions:

•	Total revenues of $9.2 to $9.4 billion
•	New vehicle same store sales increasing 1.5%
•	New vehicle gross margin of 5.5% to 5.7%
•	Used vehicle same store sales increasing 5.5%
•	Used vehicle gross margin of 11.5% to 11.7%
•	Service body and parts same store sales increasing 5.0%
•	Service body and parts gross margin of 48.2% to 48.4%
•	Finance and insurance gross profit of $1,270 to $1,295 per unit
•	Tax rate of 39.5%
•	Average diluted shares outstanding of 25.3 million

These projections exclude the impact of future acquisitions, dispositions and non-core items. Actual results may be affected by items described under Forward-Looking Statements below.

Third Quarter Earnings Conference Call and Updated Presentation

The third quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter results has been added to our investor relations website.

To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia

Lithia Motors, Inc. is one of the largest automotive retailers in the United States and is among the fastest growing companies in the Fortune 500. Lithia sells 30 brands of new vehicles and all brands of used vehicles at 152 stores in 17 states. Lithia also arranges finance, warranty, and credit insurance contracts. In addition, Lithia provides vehicle parts, maintenance and repair services at all of its locations.

Sites

www.lithiamotors.com

www.lithiainvestorrelations.com

www.lithiacareers.com

Lithia Motors on Facebook

www.facebook.com/LithiaMotors

Lithia Motors on Twitter

http://twitter.com/lithiamotors

Contact:

John North

VP Finance and Chief Accounting Officer

(541) 618-5748

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

•

Expected operating results, such as improved store efficiency and performance; generating 2016 full year earnings of $7.40 to $7.45 per diluted share; generating 2017 full year earnings of $8.00 to $8.30 per diluted share and all projections set forth under the headings "2016 Outlook" and "2017 Earnings Guidance";

•	Anticipated national new car sales levels;
•	Our ability to improve store performance;
•	Anticipated acquisition opportunities and additions of dealership locations to our portfolio in the future; and our ability to achieve returns on investment;
•	Anticipated revenues from acquired stores; and
•	Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth throughout Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures

This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except per share data)

	Three months ended			%
	September 30,		Increase	Increase
	2016	2015	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$1,297,511	$1,227,080	$70,431	5.7%
Used vehicle retail	580,885	505,885	75,000	14.8
Used vehicle wholesale	75,271	69,472	5,799	8.3
Finance and insurance	87,709	76,633	11,076	14.5
Service, body and parts	217,148	189,796	27,352	14.4
Fleet and other	11,443	15,979	(4,536)	(28.4)
Total revenues	2,269,967	2,084,845	185,122	8.9%
Cost of sales:
New vehicle retail	1,221,668	1,149,923	71,745	6.2
Used vehicle retail	512,076	443,598	68,478	15.4
Used vehicle wholesale	74,353	68,892	5,461	7.9
Service, body and parts	112,806	95,846	16,960	17.7
Fleet and other	11,803	15,399	(3,596)	(23.4)
Total cost of sales	1,932,706	1,773,658	159,048	9.0
Gross profit	337,261	311,187	26,074	8.4%
Asset impairments	3,498	4,131	(633)	NM
SG&A expense	228,134	223,728	4,406	2.0
Depreciation and amortization	12,206	10,531	1,675	15.9
Income from operations	93,423	72,797	20,626	28.3%
Floor plan interest expense	(6,186)	(4,951)	1,235	24.9
Other interest expense	(5,647)	(4,900)	747	15.2
Other expense, net	(1,513)	(307)	1,206	NM
Income before income taxes	80,077	62,639	17,438	27.8%
Income tax expense	(26,036)	(19,248)	6,788	35.3
Income tax rate	32.5%	30.7%
Net income	$54,041	$43,391	$10,650	24.5%
Diluted net income per share:
Net income per share	$2.14	$1.64	$0.50	30.5%
Diluted shares outstanding	25,290	26,480	(1,190)	(4.5)%

NM - not meaningful

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Three months ended			%
	September 30,		Increase	Increase
	2016	2015	(Decrease)	(Decrease)
Gross margin
New vehicle retail	5.8%	6.3%	(50)
Used vehicle retail	11.8	12.3	(50)
Used vehicle wholesale	1.2	0.8	40
Finance and insurance	100.0	100.0	—
Service, body and parts	48.1	49.5	(140)
Fleet and other	(3.1)	3.6	(670)
Gross profit margin	14.9	14.9	—

Unit sales
New vehicle retail	38,417	37,401	1,016	2.7%
Used vehicle retail	29,636	26,206	3,430	13.1
Total retail units sold	68,053	63,607	4,446	7.0
Used vehicle wholesale	10,853	10,239	614	6.0

Average selling price
New vehicle retail	$33,774	$32,809	$965	2.9%
Used vehicle retail	19,601	19,304	297	1.5
Used vehicle wholesale	6,936	6,785	151	2.2

Average gross profit per unit
New vehicle retail	$1,974	$2,063	$(89)	(4.3)%
Used vehicle retail	2,322	2,377	(55)	(2.3)
Used vehicle wholesale	85	57	28	49.1
Finance and insurance	1,289	1,205	84	7.0
Total vehicle(1)	3,428	3,406	22	0.6

Revenue mix
New vehicle retail	57.2%	58.9%
Used vehicle retail	25.6	24.3
Used vehicle wholesale	3.3	3.3
Finance and insurance, net	3.9	3.7
Service, body and parts	9.6	9.1
Fleet and other	0.4	0.7

	Adjusted		As reported
	Three months ended September 30,		Three months ended September 30,
Other metrics	2016	2015	2016	2015
SG&A as a % of revenue	10.1%	9.9%	10.1%	10.7%
SG&A as a % of gross profit	67.6	66.0	67.6	71.9
Operating profit as a % of revenue	4.3	4.6	4.1	3.5
Operating profit as a % of gross profit	28.7	30.6	27.7	23.4
Pretax margin	3.8	4.2	3.5	3.0
Net profit margin	2.3	2.6	2.4	2.1

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

	Three Months Ended			%
	September 30,		Increase	Increase
	2016	2015	(Decrease)	(Decrease)
Revenues
New vehicle retail	$1,239,537	$1,224,015	$15,522	1.3%
Used vehicle retail	557,302	503,913	53,389	10.6
Used vehicle wholesale	72,417	69,208	3,209	4.6
Finance and insurance	84,612	76,375	8,237	10.8
Service, body and parts	207,155	188,814	18,341	9.7
Fleet and other	10,629	15,982	(5,353)	(33.5)
Total revenues	$2,171,652	$2,078,307	$93,345	4.5

Gross profit
New vehicle retail	$72,329	$76,919	$(4,590)	(6.0)%
Used vehicle retail	66,386	62,100	4,286	6.9
Used vehicle wholesale	862	592	270	45.6
Finance and insurance	84,612	76,375	8,237	10.8
Service, body and parts	99,977	93,434	6,543	7.0
Fleet and other	(388)	582	(970)	(166.7)
Total gross profit	$323,778	$310,002	$13,776	4.4

Gross margin
New vehicle retail	5.8%	6.3%	(50)
Used vehicle retail	11.9	12.3	(40)
Used vehicle wholesale	1.2	0.9	30
Finance and insurance	100.0	100.0	—
Service, body and parts	48.3	49.5	(120)
Fleet and other	(3.7)	3.6	(730)
Gross profit margin	14.9	14.9	—

Unit sales
New vehicle retail	36,681	37,326	(645)	(1.7)%
Used vehicle retail	28,322	26,108	2,214	8.5
Total retail units sold	65,003	63,434	1,569	2.5
Used vehicle wholesale	10,416	10,197	219	2.1

Average selling price
New vehicle retail	$33,792	$32,793	$999	3.0%
Used vehicle retail	19,677	19,301	376	1.9
Used vehicle wholesale	6,952	6,787	165	2.4

Average gross profit per unit
New vehicle retail	$1,972	$2,061	$(89)	(4.3)%
Used vehicle retail	2,344	2,379	(35)	(1.5)
Used vehicle wholesale	83	58	25	43.1
Finance and insurance	1,302	1,204	98	8.1
Total vehicle(1)	3,449	3,405	44	1.3

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except per share data)

	Nine months ended			%
	September 30,		Increase	Increase
	2016	2015	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$3,602,603	$3,384,408	$218,195	6.4%
Used vehicle retail	1,667,258	1,457,617	209,641	14.4
Used vehicle wholesale	207,131	198,476	8,655	4.4
Finance and insurance	246,390	213,700	32,690	15.3
Service, body and parts	616,088	545,966	70,122	12.8
Fleet and other	46,697	70,803	(24,106)	(34.0)
Total revenues	6,386,167	5,870,970	515,197	8.8%
Cost of sales:
New vehicle retail	3,387,132	3,176,135	210,997	6.6
Used vehicle retail	1,466,947	1,273,195	193,752	15.2
Used vehicle wholesale	202,897	194,329	8,568	4.4
Service, body and parts	317,028	276,828	40,200	14.5
Fleet and other	45,684	68,272	(22,588)	(33.1)
Total cost of sales	5,419,688	4,988,759	430,929	8.6
Gross profit	966,479	882,211	84,268	9.6
Asset impairments	10,494	14,391	(3,897)	NM
SG&A expense	662,766	610,956	51,810	8.5
Depreciation and amortization	36,372	30,544	5,828	19.1
Income from operations	256,847	226,320	30,527	13.5
Floor plan interest expense	(18,304)	(14,255)	4,049	28.4
Other interest expense	(16,608)	(14,700)	1,908	13.0
Other expense, net	(4,534)	(1,031)	3,503	NM
Income before income taxes	217,401	196,334	21,067	10.7
Income tax expense	(71,662)	(61,067)	10,595	17.3
Income tax rate	33.0%	31.1%
Net income	$145,739	$135,267	$10,472	7.7%
Diluted net income per share:
Net income per share	$5.69	$5.10	$0.59	11.6%
Diluted shares outstanding	25,598	26,500	(902)	(3.4)%

NM - not meaningful

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Nine months ended			%
	September 30,		Increase	Increase
	2016	2015	(Decrease)	(Decrease)
Gross margin
New vehicle retail	6.0%	6.2%	(20)
Used vehicle retail	12.0	12.7	(70)
Used vehicle wholesale	2.0	2.1	(10)
Finance and insurance	100.0	100.0	—
Service, body and parts	48.5	49.3	(80)
Fleet and other	2.2	3.6	(140)
Gross profit margin	15.1	15.0	10

Unit sales
New vehicle retail	107,225	103,136	4,089	4.0%
Used vehicle retail	84,783	75,099	9,684	12.9
Total retail units sold	192,008	178,235	13,773	7.7
Used vehicle wholesale	30,140	28,822	1,318	4.6

Average selling price
New vehicle retail	$33,599	$32,815	$784	2.4%
Used vehicle retail	19,665	19,409	256	1.3
Used vehicle wholesale	6,872	6,886	(14)	(0.2)

Average gross profit per unit
New vehicle retail	$2,010	$2,019	$(9)	(0.4)%
Used vehicle retail	2,363	2,456	(93)	(3.8)
Used vehicle wholesale	140	144	(4)	(2.8)
Finance and insurance	1,283	1,199	84	7.0
Total vehicle(1)	3,471	3,425	46	1.3

Revenue mix
New vehicle retail	56.4%	57.6%
Used vehicle retail	26.1	24.8
Used vehicle wholesale	3.2	3.4
Finance and insurance, net	3.9	3.6
Service, body and parts	9.6	9.3
Fleet and other	0.8	1.3

	Adjusted		As reported
	Nine Months Ended September 30,		Nine months ended September 30,
Other metrics	2016	2015	2016	2015
SG&A as a % of revenue	10.4%	10.2%	10.4	10.4%
SG&A as a % of gross profit	68.5	67.8	68.6	69.3
Operating profit as a % of revenue	4.2	4.3	4.0	3.9
Operating profit as a % of gross profit	27.7	28.7	26.6	25.7
Pretax margin	3.7	3.9	3.4	3.3
Net profit margin	2.2	2.4	2.3	2.3

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

	Nine months ended September 30,		Increase	% Increase
	2016	2015	(Decrease)	(Decrease)
Revenues
New vehicle retail	$3,474,121	$3,370,693	$103,428	3.1%
Used vehicle retail	1,610,033	1,449,705	160,328	11.1
Used vehicle wholesale	201,122	197,513	3,609	1.8
Finance and insurance	238,611	212,865	25,746	12.1
Service, body and parts	592,287	542,650	49,637	9.1
Fleet and other	43,570	70,805	(27,235)	(38.5)
Total revenues	$6,159,744	$5,844,231	$315,513	5.4

Gross profit
New vehicle retail	$207,679	$207,375	$304	0.1%
Used vehicle retail	193,853	183,710	10,143	5.5
Used vehicle wholesale	4,069	4,269	(200)	(4.7)
Finance and insurance	238,611	212,865	25,746	12.1
Service, body and parts	288,263	267,449	20,814	7.8
Fleet and other	967	2,497	(1,530)	(61.3)
Total gross profit	$933,442	$878,165	$55,277	6.3

Gross margin
New vehicle retail	6.0%	6.2%	20
Used vehicle retail	12.0	12.7	(70)
Used vehicle wholesale	2.0	2.2	(20)
Finance and insurance	100.0	100.0	—
Service, body and parts	48.7	49.3	(60)
Fleet and other	2.2	3.5	(130)
Total gross profit	15.2	15.0	20

Unit sales
New vehicle retail	103,455	102,734	721	0.7%
Used vehicle retail	81,631	74,648	6,983	9.4
Total retail units sold	185,086	177,382	7,704	4.3
Used vehicle wholesale	29,100	28,650	450	1.6

Average selling price
New vehicle retail	$33,581	$32,810	$771	2.3%
Used vehicle retail	19,723	19,421	302	1.6
Used vehicle wholesale	6,911	6,894	17	0.2

Average gross profit per unit
New vehicle retail	$2,007	$2,019	$(12)	(0.6)%
Used vehicle retail	2,375	2,461	(86)	(3.5)
Used vehicle wholesale	140	149	(9)	(6.0)
Finance and insurance	1,289	1,200	89	7.4
Total vehicle(1)	3,481	3,429	52	1.5

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.

Segment Operating Highlights (Unaudited)

	Three months ended			%
	September 30,		Increase	Increase
	2016	2015	(Decrease)	(Decrease)
Revenues
Domestic	$888,026	$814,216	$73,810	9.1%
Import	989,077	894,371	94,706	10.6
Luxury	392,537	374,558	17,979	4.8
Total segment revenues	2,269,640	2,083,145	186,495	9.0
Corporate and other	327	1,700	(1,373)	(80.8)
Total revenues	$2,269,967	$2,084,845	$185,122	8.9

Segment Income(1)
Domestic	$32,394	$33,240	$(846)	(2.5)%
Import	32,832	31,453	1,379	4.4
Luxury	7,423	8,318	(895)	(10.8)
Total segment income	72,649	73,011	(362)	(0.5)
Corporate and other	26,794	5,366	21,428	399.3
Depreciation and amortization	(12,206)	(10,531)	1,675	15.9
Other interest expense	(5,647)	(4,900)	747	15.2
Other expense, net	(1,513)	(307)	1,206	NM
Income before income taxes	$80,077	$62,639	$17,438	27.8

 (1) Segment income for each of the segments is defined as Income before income taxes, less Depreciation and amortization, Other interest expense and Other income, net.

Retail New Vehicle Unit Sales
Domestic	12,634	12,361	273	2.2%
Import	21,568	20,658	910	4.4
Luxury	4,287	4,455	(168)	(3.8)
Total	38,489	37,474	1,015	2.7
Allocated to management	(72)	(73)	1	NM
Total retail new vehicle unit sales	38,417	37,401	1,016	2.7

NM - not meaningful

Lithia Motors, Inc.

Segment Operating Highlights (Unaudited)

	Nine months ended			%
	September 30,		Increase	Increase
	2016	2015	(Decrease)	(Decrease)
Revenues
Domestic	$2,483,637	$2,273,068	$210,569	9.3%
Import	2,788,838	2,509,756	279,082	11.1
Luxury	1,111,215	1,084,051	27,164	2.5
Total segment revenues	6,383,690	5,866,875	516,815	8.8
Corporate and other	2,477	4,095	(1,618)	(39.5)
Total revenues	$6,386,167	$5,870,970	$515,197	8.8

Segment Income(1)
Domestic	$84,913	$91,853	$(6,940)	(7.6)%
Import	86,385	76,665	9,720	12.7
Luxury	21,736	25,764	(4,028)	(15.6)
Total segment income	193,034	194,282	(1,248)	(0.6)
Corporate and other	81,881	48,327	33,554	69.4
Depreciation and amortization	(36,372)	(30,544)	5,828	19.1
Other interest expense	(16,608)	(14,700)	1,908	13.0
Other expense, net	(4,534)	(1,031)	3,503	NM
Income before income taxes	$217,401	196,334	$21,067	10.7

 (1) Segment income for each of the segments is defined as Income before income taxes, less Depreciation and amortization, Other interest expense and Other expense, net.

Retail New Vehicle Unit Sales
Domestic	34,917	33,852	1,065	3.1%
Import	59,840	56,814	3,026	5.3
Luxury	12,667	12,650	17	0.1
Total	107,424	103,316	4,108	4.0
Allocated to management	(199)	(180)	(19)	NM
Total retail new vehicle unit sales	107,225	103,136	4,089	4.0

NM - not meaningful

Lithia Motors, Inc.

Other Highlights (Unaudited)

	As of
	September 30,	December 31,	September 30,
	2016	2015	2015
Days Supply(1)
New vehicle inventory	65	67	64
Used vehicle inventory	57	55	54

(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of September 30, 2016
Current ratio	Not less than 1.10 to 1	1.22	to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	2.61	to 1
Leverage ratio	Not more than 5.00 to 1	2.06	to 1
Funded debt restriction	Not more than $900 million	$425.9	million

Lithia Motors, Inc.

Other Highlights (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
New vehicle unit sales brand mix
Honda, Acura	22.3%	22.5%	23.1%	22.6%
Toyota, Lexus	19.8	19.8	19.8	20.0
Chrysler	18.5	18.5	18.6	18.9
General Motors	9.2	9.5	8.9	9.3
Subaru	7.8	6.7	7.3	6.8
BMW, Mini	4.9	5.5	5.2	5.6
Ford	5.3	5.0	5.0	4.6
Nissan	3.8	4.0	3.8	3.8
Volkswagen, Audi	3.0	3.2	2.9	3.1
Hyundai	2.1	2.2	2.0	2.1
Kia	1.5	1.3	1.4	1.3
Mercedes Benz	1.2	1.4	1.3	1.5
Other	0.6	0.4	0.7	0.4

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue geographic mix
California	22.6%	21.4%	22.7%	21.4%
Oregon	16.9	16.8	16.8	16.6
New Jersey	13.9	14.4	14.0	14.4
Texas	12.9	14.9	13.5	15.4
Montana	6.3	6.3	6.3	6.0
Washington	5.5	5.1	5.4	5.1
Alaska	4.8	5.4	4.9	5.4
New York	3.7	2.9	3.2	3.0
Nevada	3.0	3.1	3.0	3.1
Idaho	2.9	2.9	2.8	2.9
Iowa	2.6	3.0	2.6	2.9
Hawaii	1.9	1.5	2.0	1.4
North Dakota	1.3	1.4	1.3	1.5
New Mexico	0.8	0.9	0.9	0.9
Massachusetts	0.6	—	0.5	—
Vermont	0.3	—	0.1	—
Wyoming	—	—	—	—

	October 20, 2016
Current store count mix	# of stores	% of total
Chrysler	28	18.4%
Honda, Acura	22	14.5
Toyota, Lexus	21	13.8
General Motors	17	11.2
Ford	11	7.2
BMW, Mini	11	7.2
Volkswagen, Audi	10	6.6
Subaru	9	5.9
Nissan	7	4.6
Hyundai	5	3.3
Mercedes Benz	4	2.6
Other	7	4.7

Lithia Motors, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	September 30, 2016	December 31, 2015
Cash and cash equivalents	$24,116	$45,008
Trade receivables, net	317,664	308,462
Inventories, net	1,657,693	1,470,987
Other current assets	33,225	54,408
Total current assets	$2,032,698	$1,878,865

Property and equipment, net	991,721	876,660
Goodwill	219,021	213,220
Franchise value	163,220	157,699
Other non-current assets	156,946	100,855
Total assets	$3,563,606	$3,227,299

Floor plan notes payable	$73,762	$48,083
Floor plan notes payable: non trade	1,351,940	1,265,872
Current maturities of long-term debt	26,674	38,891
Trade payables	78,442	70,871
Accrued liabilities	204,361	167,108
Total current liabilities	$1,735,179	$1,590,825

Long-term debt	727,191	606,463
Deferred revenue	77,577	66,734
Deferred income taxes	58,721	53,129
Other long-term liabilities	98,848	81,984
Total liabilities	$2,697,516	$2,399,135

Class A common stock	167,596	258,410
Class B common stock	219	316
Additional paid-in capital	39,359	38,822
Accumulated other comprehensive loss	—	(277)
Retained earnings	658,916	530,893
Total liabilities & stockholders' equity	$3,563,606	$3,227,299

Lithia Motors, Inc.

Summarized Cash Flow from Operations (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2016	2015
Net income	$145,739	$135,267
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	10,494	14,391
Depreciation and amortization	36,372	30,544
Stock-based compensation	8,665	8,579
(Gain) loss on disposal of assets	(4,299)	27
Gain on sale of franchise	(1,102)	(5,919)
Deferred income taxes	9,782	(7,955)
Excess tax benefit from share-based payment arrangements	(4,388)	(4,923)
(Increase) decrease:
Trade receivables, net	(5,911)	9,685
Inventories	(85,564)	(132,407)
Other assets	4,627	(5,339)
Increase (decrease):
Floor plan notes payable, net	18,122	5,604
Trade payables	6,153	7,768
Accrued liabilities	32,874	16,949
Other long-term liabilities and deferred revenue	18,227	34,651
Net cash provided by operating activities	$189,791	$106,922

Lithia Motors, Inc.

Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2016	2015
Net cash provided by operating activities
As reported	$189,791	$106,922
Floor plan notes payable, non-trade, net	93,817	36,204
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(88,147)	(7,490)
Adjusted	$195,461	$135,636

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands, except for per share data)

	Three Months Ended September 30, 2016
	As reported	Equity investment fair value adjustment	Adjusted
Asset impairments	$3,498	$(3,498)	$—

Income from operations	93,423	3,498	96,921

Other (expense) income, net	(1,513)	2,066	553

Income before income taxes	$80,077	$5,564	$85,641
Income tax expense	(26,036)	(7,592)	(33,628)
Net income	$54,041	$(2,028)	$52,013

Diluted earnings per share	$2.14	$(0.08)	$2.06
Diluted share count	25,290

	Three Months Ended September 30, 2015
	As reported	Transition Agreement	Equity investment fair value adjustment	Adjusted
Asset impairments	$4,131	$—	(4,131)	$—

Selling, general and administrative	223,728	(18,296)	—	205,432

Income from operations	72,797	18,296	4,131	95,224

Other (expense) income, net	(307)	—	1,731	1,424

Income before income taxes	$62,639	$18,296	5,862	$86,797
Income tax expense	(19,248)	(6,507)	(7,414)	(33,169)
Net income	$43,391	$11,789	(1,552)	$53,628

Diluted earnings per share	$1.64	$0.44	(0.05)	$2.03
Diluted share count	26,480

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands, except for per share data)

	Nine Months Ended September 30, 2016
	As reported	Disposal gain on sale of store	Equity investment fair value adjustment	Legal reserve adjustment	Adjusted
Asset impairments	$10,494	$—	$(10,494)	$—	$—

Selling, general and administrative	662,766	1,087	—	(1,906)	661,947

Income from operations	256,847	(1,087)	10,494	1,906	268,160

Other expense, net	(4,534)	—	6,197	—	1,663

Income before income taxes	$217,401	$(1,087)	$16,691	$1,906	$234,911
Income tax expense	(71,662)	426	(20,374)	(747)	(92,357)
Net income	$145,739	$(661)	$(3,683)	$1,159	$142,554

Diluted earnings per share	$5.69	$(0.03)	$(0.14)	$0.05	$5.57
Diluted share count	25,598

	Nine Months Ended September 30, 2015
	As reported	Disposal gain on sale of store	Asset impairment	Equity investment fair value adjustment	Transition Agreement		Adjusted
Asset impairments	$14,391	$—	$(2,000)	$(12,391)	$		—

Selling, general and administrative	610,956	5,919	—	—		(18,296)	598,579

Income from operations	226,320	(5,919)	2,000	12,391		18,296	253,088

Other expense, net	(1,031)	—	—	5,196			4,165

Income before income taxes	$196,334	$(5,919)	$2,000	$17,587		$18,296	228,298
Income tax expense	(61,067)	2,309	(780)	(22,316)		(6,507)	(88,361)
Net income	$135,267	$(3,610)	$1,220	$(4,729)		$11,789	139,937

Diluted earnings per share	$5.10	$(0.14)	$0.05	$(0.18)		$0.45	5.28
Diluted share count	26,500